UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


     Date of report (Date of earliest event reported)  December 22, 2004

                               ATA Holdings Corp.
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Indiana
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                 (State or Other Jurisdiction of Incorporation)

              000-21642                             35-1617970
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       (Commission File Number)               (IRS Employer Identification No.)

               7337 West Washington Street
                   Indianapolis, Indiana              46231
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       (Address of Principal Executive Office       (Zip Code)

                                 (317) 282-4000
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

     On December 23, 2004, ATA Holdings Corp. (the "Company") and Southwest Airlines Co. ("Southwest") executed a document entitled "Bid Proposal to Purchase From, Provide a DIP Facility and Exit Facility to, and Codeshare with ATA Holdings Corp." which was dated as of December 22, 2004 (the "Bid Proposal"), by which Southwest agreed to acquire assets and assume liabilities relating to the operations of the Company's subsidiary, ATA Airlines, Inc. ("ATA"), at Chicago Midway Airport ("Midway"), specifically ATA's leasehold interest in six specified gates and a hangar facility at Midway and related assets (the "Midway Assets"). The Company and ATA (the "Debtors") are currently operating as debtors-in-possession in Chapter 11 cases pending in Indianapolis. The Bid Proposal was approved by the Bankruptcy Court on December 21, 2004.

     Pursuant to the Bid Proposal, on December 23, 2004 the parties executed an Asset Purchase Agreement dated as of December 22, 2004 (the "Asset Agreement") by which Southwest agreed to purchase from the Debtors the Midway Assets for $40 million, subject to certain adjustments. The completion of the asset purchase is subject to various conditions, including, without limitation, the consent of the City of Chicago to the assignment and transfer of the Midway Assets.

     Pursuant to the Asset Agreement, on December 23, 2004, Southwest and Debtors entered into the Southwest-ATA Codeshare Agreement dated as of December 22, 2004 (the "Codeshare Agreement") relating to air transportation services to and from Midway (to begin on or about February 1, 2005) and additional airports in the future. The initial term of the Codeshare Agreement is one year, which will be automatically converted into an eight-year term (seven additional years) if a plan of reorganization in the Debtors' Chapter 11 cases (the "Plan of Reorganization") is confirmed.

     Under the Bid Proposal, Southwest also committed to providing ATA with a debtor-in-possession loan facility of up to $47 million. As required by the Bid Proposal, on December 23, 2004, ATA and Southwest entered into a Secured Debtor-in-Possession Credit and Security Agreement dated as of December 22, 2004 (the "DIP Facility") that provides up to $40 million in cash to ATA plus a guaranty (the "Chicago Guaranty") by Southwest of up to $7 million. The base interest rate on amounts borrowed under the DIP Facility is the greater of (a) 8.0% per annum, and (b) the 3-month LIBOR rate, plus 5.0% per annum, paid monthly. During the term of the DIP Facility, ATA will be subject to certain financial covenants. The DIP Facility is guaranteed by the Company and its other subsidiaries. The DIP Facility will terminate on the earlier of (i) the effective date of the Plan of Reorganization and (ii) September 30, 2005, unless otherwise extended.

     Under the Bid Proposal, Southwest also committed to provide an exit loan facility (the "Exit Facility" and together with the DIP Facility, the "Facilities") to the reorganized Company ("New ATA") of up to $47 million upon the effective date of the Plan of Reorganization. The Exit Facility will provide for (a) long-term financing, at a base interest rate of 9.5% per annum, paid semi-annually, consisting of one or more five-year notes to refinance up to $40 million under the DIP Facility, and (b) a replacement guaranty (the "Replacement Chicago Guaranty") for up to $7 million for the Chicago Guaranty. The Exit Facility is to be guaranteed by all of the debtor affiliates and subsidiaries of New ATA.

     Under the Bid Proposal, upon the effective date of the Plan of Reorganization, Southwest committed to purchase, through an additional cash investment of $30 million, non-voting senior convertible preferred equity of New ATA (the "Preferred Equity"). The Preferred Equity will be convertible into 27.5% of the fully diluted economic ownership interest of New ATA, subject to pro rata dilution for management interests. The Preferred Equity will (a) have voting rights only upon certain events of default, (b) be senior to the common equity of New ATA, and (c) be convertible into common equity of New ATA, at Southwest's option, upon Southwest's sale or transfer of the Preferred Equity to a third party or certain other specified major liquidity events. In addition, the Preferred Equity will earn dividends at the rate of 4.0% per annum and have certain rights to require registration for resale under the securities laws. If not converted within 10 years after the effective date of the Plan of Reorganization, the Preferred Equity shall, at Southwest's option, either convert into common equity of New ATA or be redeemed.

     Southwest will receive a closing fee of 2.5% for each of the DIP Facility and the investment in the Preferred Equity. Southwest will also receive an unused commitment fee of 1.0% per annum, paid monthly, for any amounts not drawn pursuant to the DIP Facility (excluding the Chicago Guaranty) and a guaranty fee of 3.0% per annum, paid monthly, for any amounts guaranteed but not drawn under each of the Chicago Guaranty and the Replacement Chicago Guaranty. Southwest may opt to satisfy all or a portion of its commitments under the Bid Proposal to provide the Facilities by arranging for third-party financing.

     The assignment of ATA's leasehold interest in the six gates at Midway closed on December 23, 2004. The closing of the DIP Facility occurred on December 23, 2004. The purchase of ATA's leasehold interest in the Midway hangar facility is expected to close on or about January 12, 2005. The Exit Facility will be closed and the Preferred Equity will be purchased on or about the effective date of the Plan of Reorganization. However, the Bid Proposal provides that Southwest will not be obligated to consummate the transactions contemplated by the Plan of Reorganization if the Bankruptcy Court has not confirmed the Plan of Reorganization on or before September 30, 2005.

     Other than the relationships contemplated by the Bid Proposal, the Asset Agreement, the Codeshare Agreement, the DIP Facility or the Exit Facility, there are no other material relationships between Southwest and the Debtors.

     Certain of the information contained in this report should be considered "forward-looking statements" within the meaning of the Private Securities
Litigation Reform Act of 1995 that reflect the Company's current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company's operations and business environments which may cause the actual results of the Company to be materially different from any future results expressed or implied in such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 case; risks associated with third parties seeking and obtaining bankruptcy court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the case to a Chapter 7 case; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company's ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 case on the Company's liquidity or results of operations; the ability of the Company to fund and execute its business plan and to attract, motivate and/or retain key executives and associates; the ability of the Company to attract and retain customers; demand for transportation in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war; labor costs; aviation fuel costs; competitive pressures on pricing (particularly from lower-cost competitors); weather conditions; government legislation and regulation; and other risks and uncertainties set forth from time to time in the Company's reports to the United States Securities and Exchange Commission.

     Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company's various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies, and it is possible that the Company will be restructured in a manner that will substantially reduce or eliminate any remaining value. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    Dated:  December 29, 2004

                    ATA HOLDINGS CORP.

                    By:    /s/  Brian T. Hunt
                    Name:  Brian T. Hunt,
                    Title: Vice President and General Counsel